                                                                   EXHIBIT 10.57

              SERVICE AGREEMENT UNDER RATE SCHEDULE WSS-OPEN ACCESS

      THIS AGREEMENT entered into this 30th day of January, 2004, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller", first party, and PIEDMONT NATURAL GAS COMPANY, INC., hereinafter referred to as "Buyer", second party,

                              W I T N E S S E T H:

      WHEREAS, Seller has made available to Buyer storage capacity from its Washington Storage Field under Part 284 of the Commission's Regulations; and Buyer desires to purchase and Seller desires to sell natural gas storage service under Seller's Rate Schedule WSS-Open Access as set forth herein; and

      WHEREAS, Buyer has notified Seller of its desire to convert its firm storage service under Seller's Rate Schedule WSS from Part 157 of the Commission's regulations to service with Seller under Part 284 of the Commission's regulations.

               NOW, THEREFORE, Seller and Buyer agree as follows:

                                    ARTICLE I
                             SERVICE TO BE RENDERED

      Subject to the terms and provisions of this agreement and of Seller's Rate Schedule WSS-Open Access, Seller agrees to inject into storage for Buyer's account, store and withdraw from storage, quantities of natural gas as follows:

      To withdraw from storage up to a maximum quantity on any day of 32,167 dt, which quantity shall be Buyer's Storage Demand Quantity, or such greater daily quantity, as applicable from time to time, pursuant to the terms and conditions of Seller's Rate Schedule WSS-Open Access.

      To receive and store up to a total quantity at any one time of 2,734,180 dt, which quantity shall be Buyer's Storage Capacity Quantity.

              Service Agreement under Rate Schedule WSS-Open Access
                                   (Continued)

                                   ARTICLE II
                        POINT(S) OF RECEIPT AND DELIVERY

      The Point of Receipt for injection of natural gas delivered to Seller by Buyer and the Point of Delivery for withdrawal of natural gas delivered by Seller to Buyer under this agreement shall be Seller's Washington Storage Field located at Seller's Station 54 in St. Landry Parish, Louisiana. Gas delivered or received in Seller's pipeline system shall be at the prevailing pressure not to exceed the maximum allowable operating pressure.

                                   ARTICLE III
                                TERM OF AGREEMENT

      This agreement shall be effective February 1, 2004 and shall remain in force and effect until March 31, 2005, and year-to-year thereafter, subject to termination by either party upon six months written notice to the other party.

                                   ARTICLE IV
                             RATE SCHEDULE AND PRICE

      Buyer shall pay Seller for natural gas service rendered hereunder in accordance with Seller's Rate Schedule WSS-Open Access, and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be amended or superseded from time to time. Such rate Schedule and General Terms and Conditions are by this reference made a part hereof. In the even Buyer and Seller mutually agree to a negotiated rate pursuant to the provisions of Section 53 of the General Terms and Conditions and specified term for service hereunder, provisions governing such negotiated rate (including surcharges) and term shall be set forth on Exhibit A to the service agreement.

             Service Agreement under Rate Schedule WSS-Open Access
                                  (Continued)

                                   ARTICLE V
                                 MISCELLANEOUS

1. The subject headings of the Articles of this agreement are inserted for the purpose of convenient reference and are not intended to be a part of this agreement nor to be considered in any interpretation of the same.

2. This agreement supersedes and cancels as of the effective date hereof the following contract between the parties hereto: Service Agreement under Rate Schedule WSS dated August 1, 1991.

3. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

4. This agreement shall be interpreted, performed and enforced in accordance with the laws of the State of Texas.

5. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.

                                        TRANSCONTINTENAL GAS PIPE
                                        LINE CORPORATION ("Seller")

                                        By  /s/ James C. Moore
                                           -------------------
                                        James C. Moore
                                        Director Marketing Services - South

                                        PIEDMONT NATURAL GAS
                                        COMPANY, INC. ("Buyer")

                                        By  /s/ Franklin H. Yoho
                                            --------------------

              Service Agreement under Rate Schedule WSS-Open Access
                                   (Continued)

                                    EXHIBIT A

ATTACHED AND MADE PART OF THAT SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPE LINE CORPORATION, AS SELLER, AND PIEDMONT NATURAL GAS COMPANY, INC., AS BUYER DATED JANUARY 30, 2004.

Specification of Negotiated Rate and Term
----------------------------------
None